Exhibit 99.(e)(iii)

AMENDED AND RESTATED

EXPENSE REIMBURSEMENT AGREEMENT

As of September 14, 2007

This Second Amended and Restated Expense Reimbursement Agreement (this “Agreement”) is made and entered into as of this 14th day of September, 2007 between Lord, Abbett & Co. LLC (“Lord Abbett”) and Lord Abbett Municipal Income Fund, Inc. (“Municipal Income Fund”) with respect to the Lord Abbett National Tax-Free Income Fund, Lord Abbett California Tax-Free Income Fund, Lord Abbett Connecticut Tax-Free Income Fund, Lord Abbett Hawaii Tax-Free Income Fund, Lord Abbett Minnesota Tax-Free Income Fund, Lord Abbett Missouri Tax-Free Income Fund, Lord Abbett New Jersey Tax-Free Income Fund, Lord Abbett New York Tax-Free Income Fund, Lord Abbett Texas Tax-Free Income Fund, and Lord Abbett Washington Tax-Free Income Fund (each a “Fund”).  This Agreement supersedes the Agreement between Lord Abbett and Municipal Income Fund dated May 1, 2007.

In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.               With respect to the Lord Abbett National Tax-Free Income Fund, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses (excluding interest and related expenses associated with the Fund’s investments in residual interest bonds) exceed or would otherwise exceed an annual rate, based on the Fund’s average daily net assets, of (a) ninety-five basis points (0.95%) for Class A shares of the Fund, (b) one hundred sixty basis points (1.60%) for Class B shares of the Fund, (c) one hundred sixty basis points (1.60%) for Class C shares of the Fund, (d) seventy basis points (0.70%) for Class F shares of the Fund, (e) one hundred five basis points (1.05%) for Class P shares of the Fund, and (f) sixty basis points (0.60%) for Class Y* shares of the Fund of the average daily net assets of the Fund for the time period set forth in paragraph 5 below.

2.               With respect to each of the Lord Abbett California Tax-Free Income Fund, and Lord Abbett New York Tax-Free Income Fund, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses (excluding interest and related expenses associated with the Fund’s investments in residual interest bonds)  exceed or would otherwise exceed an annual rate, based on the Fund’s average daily net assets, of (a) ninety-five basis points (0.95%) for Class A shares of each Fund, (b) one hundred sixty basis points (1.60%) for Class C shares of each Fund, (c) seventy basis points (0.70%) for Class F shares of each Fund, and (d) one hundred five basis points (1.05%) for Class P shares of each Fund of the average daily net assets of the Fund for the time period set forth in paragraph 5 below.

3.               With respect to each of the Lord Abbett Connecticut Tax-Free Income Fund, Lord Abbett Hawaii Tax-Free Income Fund, Lord Abbett Missouri Tax-Free Income Fund, and Lord Abbett New Jersey Tax-Free Income Fund, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total

Operating Expenses (excluding interest and related expenses associated with the Fund’s investments in residual interest bonds) exceed or would otherwise exceed an annual rate, based on the Fund’s average daily net assets, of (a) ninety-five basis points (0.95%) for Class A shares of each Fund, (b) seventy basis points (0.70%) for Class F shares of each Fund, and (c) one hundred five basis points (1.05%) for Class P shares of each Fund of the average daily net assets of the Fund for the time period set forth in paragraph 5 below.

4.              With respect to each of the Lord Abbett Minnesota Tax-Free Income Fund and Lord Abbett Texas Tax-Free Income Fund, and Lord Abbett Washington Tax-Free Income Fund, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses (excluding interest and related expenses associated with the Fund’s investments in residual interest bonds)  exceed or would otherwise exceed an annual rate, based on the Fund’s average daily net assets, of (a) ninety-five basis points (0.95%) for Class A shares of each Fund, and (b) one hundred five basis points (1.05%) for Class P shares of each Fund of the average daily net assets of the Fund for the time period set forth in paragraph 5 below.

5.               Lord Abbett’s commitments described in paragraphs 1, 2, 3, and 4 will be effective from September 14, 2007 through January 31, 2008.

IN WITNESS WHEREOF, Lord Abbett and Municipal Income Fund have caused this Agreement to be executed by a duly authorized member and officer, respectively, as of the day and year first above written.

LORD ABBETT MUNICIPAL INCOME FUND, INC.

By:	/s/Christina T. Simmons
Christina T. Simmons
Vice President and Assistant Secretary

LORD, ABBETT & CO. LLC

By:	/s/Lawrence H. Kaplan
Lawrence H. Kaplan
Member and General Counsel

* Class Y shares will be renamed Class I shares effective September 28, 2007.